UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On December 13, 2007, the Board of Directors of Harsco Corporation (the "Company") appointed Richard M. Wagner to the position of Vice President and Corporate Controller and the Principal Accounting Officer effective January 1, 2008. With his appointment, Mr. Wagner will succeed Stephen J. Schnoor as principal accounting officer of the Company. As previously announced, Mr. Schnoor will become Senior Vice President and Chief Financial Officer effective January 1, 2008 as part of the Company's planned management succession announced earlier this year.

Mr. Wagner, age 39, joined the Company in July 2007 and has been serving as Assistant Controller since that time. Prior to joining the Company, Mr. Wagner held financial reporting management responsibilities at Bayer Corporation in Pittsburgh, PA from October 2004 to July 2007. Before joining Bayer Corporation, Mr. Wagner also held a number of financial management positions both in the U.S. and internationally with Kennametal, Inc. from June 1998 to September 2004; and was an audit manager with Deloitte & Touche, Pittsburgh from October 1991 to June 1998. Mr. Wagner is a Certified Public Accountant and a graduate of Pennsylvania State University with a degree in Accounting.

The Company did not alter any employment arrangements with Mr. Wagner in connection with his appointment. There are no family relationships between Mr. Wagner and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Wagner or any immediate family member and the Company or any of its subsidiaries.

The full text of the press release relating to Mr. Wagner's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated December 18, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
December 19, 2007 (Date)	/s/ SALVATORE D. FAZZOLARI Salvatore D. Fazzolari President and Chief Financial Officer

Exhibit Index
99.1	Press release dated December 18, 2007